UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act 1934

Date of Report (date of earliest event reported): September 25, 2015

Titan Pharmaceuticals, Inc.

(Exact name of registrant as specified in charter)

Delaware

(State or other jurisdiction of incorporation)

0-27436	94-3171940
(Commission File Number)	(IRS Employer Identification No.)

400 Oyster Point Blvd., Suite 505, South San Francisco, CA 94080

(Address of principal executive offices and zip code)

650-244-4990

(Registrant’s telephone number including area code)

(Registrant’s former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03. Material Modifications to Rights of Security Holders.

The information set forth in Item 5.03 is incorporated herein by reference.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On September 25, 2015, Titan Pharmaceuticals, Inc. (the “Company” or “Titan”) filed a Certificate of Amendment to its Restated Certificate of Incorporation (the “Certificate of Amendment”) with the Secretary of State of Delaware for the purpose of effecting a reverse stock split (the “Reverse Split”) of the outstanding shares of the Company’s common stock at a ratio of one (1) share for every five and one-half (5.5) shares outstanding, so that every five and one-half (5.5) outstanding shares of common stock before the Reverse Split represents one (1) share of common stock after the Reverse Split. The Reverse Split, which was approved by our stockholders at the annual meeting held on August 24, 2015, will be effective on September 29, 2015.

Immediately prior to the Reverse Split, there were 110,327,707 shares of common stock outstanding. After the Reverse Split, there will be approximately 20,060,000 shares outstanding. Each stockholder’s percentage ownership interest in the Company and proportional voting power will remain unchanged after the Reverse Split except for minor changes and adjustments resulting from rounding of fractional interests. The rights and privileges of the holders of common stock are substantially unaffected by the Reverse Split.

The Reverse Split was effected for the following purposes:

•	to enable the Company to meet the initial listing criteria for NASDAQ’s Capital Market;

•	to help make the Company more attractive to a broader range of investors, including professional investors, institutional investors and the general investing public;

•	to provide the Company with a sufficient number of authorized shares to enable the potential future exercise of the warrants issued in Titan’s October 2014 public offering in accordance with their terms; and

•	to provide the Company with available shares for future financings, equity compensation and other business transactions.

In connection with its application to list on the NASDAQ Capital Market, Titan must meet a minimal stockholders’ equity requirement. The following table sets forth the Company’s unaudited condensed balance sheets at June 30, 2015:

•	on an actual basis; and

•	on a pro forma basis assuming the Reverse Split had been effective as of that date.

	June 30, 2015 (in thousands)(unaudited)
	Actual	Pro Forma
Assets
Current assets:
Cash	$11,499	$11,499
Receivables	4,476	4,476
Prepaid expenses and other current assets	238	238
Total current assets	16,213	16,213
Property and equipment, net	1,100	1,100
Total assets	$17,313	$17,313

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$4,786	$4,786
Accrued clinical trials expenses	121	121
Other accrued liabilities	378	378
Total current liabilities	5,285	5,285
Warrant liabilities	10,042	1,670	(1)
Total liabilities	15,327	6,955

Commitments and contingencies
Stockholders’ equity:
Common stock, at amounts paid-in	289,182	294,026
Additional paid-in capital	22,802	26,330
Accumulated deficit	(309,998)	(309,998)
Total stockholders’ equity	1,986	10,358	(1)
Total liabilities and stockholders’ equity	$17,313	$17,313

(1) Reflects the reclassification into equity of $8,372,000 of warrant liabilities related to the Class A warrants issued in the October 2014 public offering that become exercisable on October 9, 2015. Such liabilities at June 30, 2015 arose from the unavailability of authorized shares of common stock necessary to enable the exercise of such warrants. Upon the effectiveness of the Reverse Split, sufficient underlying shares became available and the associated liabilities were reclassified into stockholders’ equity. The consolidated balance sheet at September 30, 2015, will reflect the revaluation of the Class A warrants as of the Reverse Split date.

Copies of the Certificate of Amendment and the press release are attached to this Current Report on Form 8-K as Exhibits 3.1.and 99.1, respectively.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
3.1	Certificate of Amendment to the Restated Certificate of Incorporation
99.1	Press release dated September 28, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TITAN PHARMACEUTICALS, INC.

By:	/s/ Sunil Bhonsle
Name: Sunil Bhonsle
Title: President

Dated: September 28, 2015

Exhibit Index

Exhibit No.	Description
3.1	Certificate of Amendment to the Restated Certificate of Incorporation
99.1	Press release dated September 28, 2015